Exhibit 99.1

BB&T

BB&T Corporation

Corporate Communications
200 W. Second St.
Winston-Salem, N.C. 27101

May 14, 2010

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Senior Vice President	Senior Vice President
Investor Relations	Corporate Communications
(336)733-3058	(336) 733-1478

BB&T Corporation Chief Financial Officer to speak May 18 at Barclays Capital 2010 Financial Services Conference

     WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today said that Chief Financial Officer Daryl Bible will present at the Barclays Capital 2010 Financial Services Conference in London on May 18 at 11:35 a.m. (GMT).

     A live webcast of Bible’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

     As of March 31, 2010, BB&T Corporation (NYSE: BBT) is the 10th largest financial services holding company in the U.S. with more than $163 billion in assets and market capitalization of $22.4 billion. Based in Winston-Salem, N.C., the company operates more than 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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